SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2003

MINE SAFETY APPLIANCES COMPANY

(Exact name of registrant as specified in its charter)

Pennsylvania	1-15579	25-0668780

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

121 Gamma Drive RIDC Industrial Park O’Hara Township Pittsburgh, Pennsylvania	15238

(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (412) 967-3000

Item 7.    Exhibits.

Exhibit Number	Description
99.1	Mine Safety Appliances Company Press Release dated May 7, 2003, announcing financial results for the quarter ended March 31, 2003.

Item 9.    Regulation FD Disclosure.

The information below included in this Current Report on Form 8-K is furnished pursuant to Item 12 of Form 8-K, “Results of Operations and Financial Condition,” and is reported under this Item 9 in accordance with SEC Release No. 33-8216.

On May 7, 2003, the Company issued a press release announcing its financial results for the first quarter ended March 31, 2003. A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MINE SAFETY APPLIANCES COMPANY (Registrant)

By:	/s/ DENNIS L. ZEITLER
Dennis L. Zeitler
Vice President—Finance

Date: May 7, 2003